Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233367

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 4, 2019

PROSPECTUS SUPPLEMENT

$60,000,000

Merus N.V.

Common Shares

We are selling $60.0 million of common shares.

We have granted the underwriters an option to purchase up to $9.0 million of additional shares.

Our common shares are listed on The Nasdaq Global Market under the symbol “MRUS.” The last reported sale price of our common shares on The Nasdaq Global Market on November 1, 2019 was $15.99 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 7.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds to Merus N.V. (before expenses)	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

The underwriters expect to deliver the common shares to purchasers on or about                , 2019 through the book-entry facilities of The Depository Trust Company

Joint Book-Running Managers

Citigroup	Jefferies

Co-Manager

Kempen

                    , 2019.

Prospectus Supplement

Accompanying Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, and relates to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Merus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Merus N.V. and its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable securities.

This prospectus supplement may include trademarks, tradenames and service marks that are the property of us or other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

Our Company

We are a clinical-stage immuno-oncology company developing innovative bispecific antibody therapeutics. Our pipeline of full-length human bispecific antibody candidates, which we refer to as Biclonics®, are generated from our Biclonics® technology platform, which is able to generate a diverse array of antibody-heavy chains against virtually any target, paired with a common light chain. Two heavy chains paired with a common light chain can be combined to produce novel bispecific antibodies that bind to a diverse array of targets and display differentiated biology. By binding to two different targets, Biclonics® can provide a variety of mechanisms of action. We are developing the following clinical candidates, MCLA-128 for the treatment of HER2-expressing solid tumors and other solid tumors with a focus on a rare, subpopulation of certain solid tumors referred to as NRG1 fusions, MCLA-117 for the treatment of acute myeloid leukemia, MCLA-158 for the potential treatment of solid tumors and MCLA-145, which is being developed in collaboration with Incyte Corporation, or Incyte, for the potential treatment of solid tumors. We are also developing a late-stage preclinical candidate, MCLA-129 for the potential treatment of solid tumors, which is being developed in collaboration with Betta Pharmaceuticals Co. Ltd., or Betta. We also have a pipeline of proprietary antibody candidates in preclinical development.

Recent Developments

MCLA-128

On October 25, 2019, we and investigators at Memorial Sloan Kettering Cancer Center, or MSKCC, announced acceptance of a presentation entitled “Clinical proof-of-concept for MCLA-128, a bispecific HER2/3 antibody therapy, in NRG1 fusion-positive cancers” that was presented at AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics on October 27, 2019 in Boston, Massachusetts, or the triple meeting.

On October 27, 2019, investigators from MSKCC provided an oral presentation at the triple meeting also entitled “Clinical proof-of-concept for MCLA-128, a bispecific HER2/3 antibody therapy, in NRG1 fusion-positive cancers”, reporting a summary and initial data concerning the treatment of three cancer patients harboring NRG1 fusions with MCLA-128 at 750 mg administered intravenously every other week. These patients’ NRG1 gene fusions were identified using RNA-based sequencing. Assessments from this Early Access Program, or EAP, were conducted locally at MSKCC. All three patients exhibited tumor shrinkage, symptomatic improvement and durability up to their most recent assessment. All three patients remain on treatment as of October 29, 2019. Two of the EAP patients have pancreatic ductal adenocarcinoma, or PDAC, with one exhibiting a 54% reduction in tumor diameter at a confirmatory 5 months scan (partial response, or PR, by RECIST v1.1), and the other exhibiting a 25% reduction in tumor diameter at a confirmatory 5 months scan (stable disease, or SD, by RECIST v1.1). Both patients remain on treatment for over 7 months as of October 29, 2019. In the first patient, Positron Emission Tomography, or PET, imaging showed no evidence of metabolically active tumor and a relevant serum biomarker showed improvement within the first four weeks. Also within weeks of the first dose, the patient’s symptoms, including fatigue and weight loss, improved. In the second patient, PET imaging showed no evidence of metabolically active tumor. The patient’s tumor-related abdominal pain also improved following treatment. A third EAP patient treated at MSKCC has non-small cell lung cancer, or NSCLC, and exhibited a 41% reduction in tumor diameter at a confirmatory scan (PR by RECIST v1.1) and improvement in brain metastases. Prior to MCLA-128 treatment the patient progressed on six lines of therapy, including the tyrosine kinase inhibitor afatinib. The patient remains on treatment for approximately 5 months as of October 29, 2019.

On October 27, 2019, we also provided an update regarding MCLA-128 safety and tolerability in the Phase 1/2 clinical trial as of January 2019, wherein 117 patients treated with single-agent MCLA-128 with dosing regimens ranging from weekly to once every three weeks, reported mostly mild to moderate adverse events, or AEs. The incidence of grade 3 and 4 AEs irrespective of causality was 37% and 3%, respectively, with the incidence of suspected drug-related grade 3 AEs of about 4%, and no grade 4 events. One patient experienced a grade 5 hypersensitivity reaction, which was previously reported in Alsina et al. ESMO. 2018 #664P. As of October 29, 2019, the safety results for MCLA-128 in patients with cancers harboring NRG1 fusions have been consistent with what has been previously reported in the overall patient population treated with MCLA-128.

We further provided an overall update on our MCLA-128 EAP and Phase 1/2 trial amended in June 2019 to focus on patients with solid tumors harboring an NRG1 fusion (eNRGy). As of October 27, 2019, nine patients identified with cancers harboring NRG1 fusions (three PDAC patients and six NSCLC patients) had been enrolled and treated with MCLA-128 across the EAP and eNRGy trial. Of the nine patients treated, six had at least one evaluation and all patients had previously progressed through standard of care.

Two PDAC patients were treated under the EAP (single patient investigational new drug applications, or INDs) at MSKCC as noted above. A third EAP PDAC patient was enrolled under a single patient IND outside of MSKCC. The patient received two treatments with MCLA-128, at a four-week non-standard interval due to the severity of the patient’s illness, and was non-evaluable, passing away due to complications related to the underlying disease prior to a first tumor evaluation.

Of the six NSCLC patients, one patient was treated under the EAP as noted above. The other five patients were enrolled in the MCLA-128 eNRGy clinical trial. Of these, one patient had SD for greater than 7 months but discontinued the trial due to poor adherence to the treatment protocol (unrelated to any AE or lack of efficacy); two patients had progressive disease and are no longer on the trial; and two patients have only recently started treatment and have not yet been assessed for response.

On October 27, 2019, we also provided an update regarding our MCLA-128 Phase 2 trial, noting following enrollment completion, we do not have plans to advance into a Phase 3 clinical trial in metastatic breast cancer or gastric cancer in the absence of a collaborator and intend instead to refocus efforts on the MCLA-128 eNRGy trial as well as our other clinical and late-stage preclinical pipeline programs.

In patients enrolled as of August 31, 2019, we conducted an unplanned interim efficacy analysis with a data cut-off of October 23, 2019. For this analysis, Disease Control Rate, or DCR, which is the proportion of patients at first scheduled assessment who have achieved complete response, or CR, PR and or SD as the best overall response to therapy, and Overall Response Rate or ORR, which is the proportion of patients who have a partial or complete response as the best overall response to therapy, were estimated in both cohorts, “HER2+” and “ER+/HER2low”, in our Phase 2 combination trial in metastatic breast cancer. Patients in the metastatic breast cancer trial were not evaluated for NRG1 fusions. In the HER2+ cohort, 24 patients were treated with MCLA-128 and a combination of trastuzumab and vinorelbine, and the estimated DCR observed was 75%. The estimated ORR was 4% (confirmed) and 17% (unconfirmed) including 3 PRs and 1 CR. All patients were previously treated with trastuzumab, pertuzumab, and an anti-HER2 antibody drug conjugate. The median number of prior lines of anti-HER2 therapy in the metastatic setting was three and 71% of patients had visceral involvement. In the ER+ cohort, 40 patients were treated with MCLA-128 and continuation of endocrine therapy on which they progressed prior to study entry, and the estimated DCR observed was 40%. The ORR was 0%. All patients were previously treated with CDK4/6 inhibitors. The median number of prior lines of endocrine therapy in the metastatic setting was two and 85% of patients had visceral involvement.

Enrollment in the ER+ cohort is now closed, having reached the minimum target accrual of 40 patients. We plan to continue to enroll another approximately 10 patients in the HER2+ cohort to reach the target accrual. We expect to present mature results, including the primary endpoint of clinical benefit rate at 24 weeks for both cohorts in this trial at a medical conference in 2020.

NRG1 Fusions

The NRG1 gene encodes for neuregulin (also known as heregulin), the ligand for HER3. Fusions between NRG1 and partner genes are rare, genetic events occurring in patients with certain lung, pancreatic and other solid tumors, associated with activation of HER2/HER3 signaling and growth of cancer cells. Overall projections for NRG1 fusions occurrence are based on limited published information at present. Based on the current literature available, we estimate that NRG1 fusions occur at a rate of approximately 0.3%—3.0% in NSCLC, 0.5%—1.5% in PDAC, and less than 1% in all other tumor types.

In preclinical studies, the mechanism by which the NRG1 fusion protein stimulates tumor growth has been observed to be especially sensitive to inhibition by the MCLA-128 Dock & Block® mechanism of binding (docking) to HER2 and blocking the interaction of HER3 with its ligand neuregulin or with the NRG1 fusion protein. In preclinical studies, we have observed that MCLA-128 is capable of potent inhibition of neuregulin -driven HER2/HER3 heterodimer formation and tumor growth in models harboring NRG1 fusions.

MCLA-117

Dose escalation in our Phase 1 clinical trial for MCLA-117 for the treatment of acute myeloid leukemia is ongoing and preliminary anti-tumor activity has been observed. In July 2019, we amended the MCLA-117 protocol to allow for the exploration of higher doses. We initiated the Phase 1 trial at a low dose level based on the potent nature of T-cell engagers. Due to this amendment and continued dose escalation, we plan to present initial data from this trial at a medical conference in the first half of 2020.

MCLA-158

Dose escalation in the Phase 1 clinical trial of MCLA-158 in patients with solid tumors is ongoing. We expect emerging data for the Phase 1 trial, including safety and information around the recommended Phase 2 dose, at the end of 2019. We plan to provide further guidance on the program in 2020.

MCLA-145

In May 2019, we commenced a Phase 1 clinical trial evaluating safety, tolerability, and preliminary efficacy of MCLA-145 for the treatment of patients with advanced solid tumors. The Phase 1, open-label, single-agent clinical trial of MCLA-145 consists of dose escalation followed by dose expansion. The primary objectives of the Phase 1 trial are dose finding and evaluation of safety and tolerability in patients with advanced solid tumors. The Phase 1 trial will also examine potential preliminary antitumor activity and functional target engagement of single-agent MCLA-145. MCLA-145 is the first product candidate co-developed under our global research collaboration with Incyte.

MCLA-129

On October 25, 2019, we announced acceptance of a presentation entitled “Preclinical evaluation of MCLA-129: a bispecific antibody targeting c-MET and EGFR” that was presented at the triple meeting on October 29, 2019.

MCLA-129 is an ADCC-enhanced Biclonics® that inhibits the EGFR and c-MET signaling pathways in solid tumors. Preclinical data has shown that MCLA-129 reverses resistance to tyrosine kinase resistant NSCLC cell lines resulting in tumor growth inhibition in xenograft models of NSCLC. MCLA-129 is designed to have two complementary mechanisms of action: blocking growth and survival pathways to stop tumor expansion and recruitment and enhancement of immune effector cells to eliminate the tumor.

Corporate Information

Our principal executive offices are located at Yalelaan 62, 3584 CM Utrecht, the Netherlands. Our telephone number at this address is +31 85 016 2500.

Our website address is www.merus.nl. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement.

THE OFFERING

Common Shares Offered by Us	$60,000,000.

Underwriters Option to Purchase Additional Common Shares	We have granted the underwriters an option to purchase up to additional common shares. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common Shares Outstanding Following this Offering	common shares ( if the underwriters exercise their option to purchase additional common shares in full).

Use of Proceeds	We currently intend to use the net proceeds of this offering to advance the clinical development of our product candidates for preclinical research and technology development and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common shares.

Nasdaq Global Market Symbol	“MRUS”.

The number of our common shares to be outstanding after this offering is based on 23,407,552 common shares outstanding as of September 30, 2019 and excludes:

•	3,373,165 common shares issuable upon the exercise of share options outstanding as of September 30, 2019, at a weighted average exercise price of € 13.35 per share;

•	64,807 common shares issuable upon the vesting of restricted share units outstanding as of September 30, 2019; and

•

717,579 common shares reserved for future issuance under our 2016 Incentive Award Plan, or the 2016 Plan, and common shares that may become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of the outstanding options or vesting of the restricted share units described above; and

•	no exercise by the underwriters of their option to purchase additional common shares.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our filings with the SEC incorporated by reference in this prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Development and Clinical Testing of Our Bispecific Antibody Candidates

We depend on enrollment of patients in our clinical trials for our bispecific antibody candidates. If we are unable to enroll patients in our clinical trials, our research and development efforts and business, financial condition and results of operations could be materially adversely affected.

Successful and timely completion of clinical trials will require that we enroll a sufficient number of patient candidates. For the MCLA-128 Phase 2 clinical trial, we plan to enroll approximately 80 patients with metastatic breast cancer in the United States and Europe. In the Phase 1 clinical trial of MCLA-117, we plan to enroll approximately 50 adult patients with AML. In the Phase 1 clinical trial of MCLA-158, we plan to enroll approximately 120 adult patients with colorectal cancer and possibly other solid tumors. In the planned Phase 1 clinical trial of MCLA-145, we plan to enroll approximately 118 adult patients with solid tumors. These trials and other trials we conduct may be subject to delays as a result of patient enrollment taking longer than anticipated or patient withdrawal. For example, our Phase 1/2 single-agent trial of MCLA-128 in solid tumors is enrolling patients harboring neuregulin 1, or NRG1, gene fusions. Patient populations with solid tumors with NRG1 gene fusions are small, which could result in slow enrollment of clinical trial participants.

Our clinical trials will also compete with other clinical trials for antibody candidates that are in the same therapeutic areas as our bispecific antibody candidates, and this competition will reduce the number and types of patients available to us, because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. Because the number of qualified clinical investigators and clinical trial sites is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials at such clinical trial sites.

Patient enrollment depends on many factors, including the size and nature of the patient population, eligibility criteria for the trial, the proximity of patients to clinical sites, the design of the clinical protocol, the availability of competing clinical trials, the availability of new drugs approved for the indication the clinical trial is investigating, and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies. These factors may make it difficult for us to enroll enough patients to complete our clinical trials in a timely and cost-effective manner. Delays in the completion of any clinical trial of our bispecific antibody candidates will increase our costs, slow down our bispecific antibody candidate development and approval process, delay or potentially jeopardize our ability to commence product sales and generate revenue and harm our reputation and ability to obtain financing. In addition, some of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our bispecific antibody candidates.

Risks Related to Our Common Shares

As of the end of our most recent second fiscal quarter, we did not meet the requirements for being a foreign private issuer and, as of January 1, 2020, we will be required to comply with the provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules of The Nasdaq Global Market, or Nasdaq, applicable to U.S. domestic issuers, which will require us to incur significant expenses and expend time and resources.

As of the end of our most recent second fiscal quarter, we did not meet the requirements for being a foreign private issuer. As a result, as of January 1, 2020, we will be required to comply with all of the provisions applicable to a U.S. domestic issuer under the Exchange Act, including filing an annual report on Form 10-K, quarterly periodic reports and current reports for certain events, complying with the sections of the Exchange Act regulating the solicitation of proxies, requiring insiders to file public reports of their share ownership and trading activities and insiders being liable for profit from trades made in a short period of time. We will also be required to comply with the rules of Nasdaq applicable to U.S. domestic issuers, including that our articles of association specify a quorum of no less than one-third of our outstanding voting common shares for meetings of our common shareholders, the solicitation of proxies and the approval by our shareholders in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control and certain private placements. In addition, we will be required to report our financial results under U.S. Generally Accepted Accounting Principles, including our historical financial results, which have previously been prepared in accordance with International Financial Reporting Standards. We expect to incur significant legal, accounting, insurance and other expenses and to expend greater time and resources, as we prepare for compliance, and comply, with these requirements.

We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors in the common shares.

Based on the current and anticipated value of our assets, including goodwill, and the current and anticipated composition of our income, assets and operations, we do not believe we will be a PFIC for U.S. federal income tax purposes for our current taxable year. A non-U.S. company will be considered a PFIC for any taxable year if (i) at least 75% of its gross income is passive income (including interest income), or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The value of our assets generally is determined by reference to the market price of our common shares, which may fluctuate considerably. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise, including the proceeds from this offering. It is possible the Internal Revenue Service could determine that we were a PFIC for our current taxable year. If we were to be treated as a PFIC for any taxable year during which a U.S. Holder (as defined in the section of this Prospectus Supplement entitled “Certain Material Tax Considerations For U.S. Holders”) holds a common share, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Certain Material Tax Considerations For U.S. Holders.”

Risks Relating to this Offering

If you purchase common shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your common shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per common share being offered may be higher than the net tangible book value per common share of our outstanding common shares prior to this offering. The sale of                common shares after deducting underwriting commissions and discounts and estimated offering expenses payable by us will result in new investors in this offering incurring immediate dilution of $            per common share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” in this prospectus supplement. To the extent outstanding share options are exercised or restricted share units vest, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional common shares or securities convertible, or exchangeable for, our common shares, our then existing shareholders will experience dilution and the new securities may have rights senior to those of our common shares.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering to advance the clinical development of our product candidates and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations and certificates of deposit. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our common share price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those referenced under the section titled “Risk Factors” in this prospectus supplement. Forward-looking statements include, but are not limited to, statements about:

•	our operations as a clinical-stage company with a limited operating history and a history of operating losses;

•	uncertainty about the initiation, timing, progress and results of clinical trials of our bispecific antibody candidates, including regarding when results of such trials will be made public;

•	our expectations related to payments and clinical development under our collaboration agreement with Incyte Corporation, or Incyte;

•	our clinical development plans for MCLA-128, MCLA-117, MCLA-158, MCLA-145, and the preclinical candidate MCLA-129;

•	research and/or development of preclinical programs being co-developed with Incyte, Simcere Pharmaceutical Group, and Betta Pharmaceuticals Co. Ltd, and for other bispecific antibody candidates;

•	the timing or likelihood of regulatory filings and approvals for any of our bispecific antibody candidates;

•	our ability to establish sales, marketing and distribution capabilities for any of our bispecific antibody candidates for which we may obtain regulatory approval;

•	our ability to establish and maintain manufacturing arrangements for our bispecific antibody candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our bispecific antibody candidates and related technology;

•	our ability to defend against any claims by third parties that we are infringing upon their intellectual property rights;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•	the rate and degree of market acceptance of our bispecific antibody candidates;

•	the impact of government laws and regulations on our business;

•	our competitive position; and

•	other risk factors under “Risk Factors” in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus, the accompanying prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $            million (or approximately $            million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds of this offering to advance the clinical development of our product candidates, for preclinical research and technology development and for working capital and general corporate purposes.

We believe that our cash, cash equivalents and investments, together with the net proceeds from this offering, will fund our operations            . We have not determined the amounts we plan to spend in any of the areas identified above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors. Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019 derived from our unaudited financial statements incorporated by reference into this prospectus supplement on:

•	an actual basis; and

•

an as adjusted basis to give effect to the sale by us of            common shares in this offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering and assuming no exercise of the option to purchase additional common shares by the underwriters.

You should read the financial data in the following table in conjunction with our unaudited condensed consolidated financial statements, audited consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	As of June 30, 2019
	Actual		As Adjusted
	(unaudited)
Cash and cash equivalents	€		€

Shareholders’ equity:
Issued capital:
Common shares		2,105
Share premium		264,878
Accumulated loss

Total equity (deficit)

Total capitalization	€		€

The table above excludes:

•	3,282,510 common shares issuable upon the exercise of share options outstanding as of June 30, 2019 at a weighted average exercise price of €13.27 per share;

•	76,972 common shares issuable upon the vesting of restricted share units outstanding as of June 30, 2019; and

•

810,334 common shares reserved for future issuance under our 2016 Incentive Award Plan, or the 2016 Plan, and common shares that may become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan.

For purposes of this section, translations from U.S. dollars to Euros were made at the noon buying rate of the Federal Reserve Bank of New York on October 25, 2019, which was $1.1081 to €1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate as of that or any other date.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per common share you pay in this offering and the net tangible book value per common share immediately after this offering. Our net tangible book value as of June 30, 2019 was approximately $77.8 million, or approximately $3.32 per common share. Net tangible book value per share is equal to our total tangible assets, which excludes right to use assets, less our total liabilities, which includes lease liability, divided by the total number of ordinary shares outstanding as of June 30, 2019.

After giving effect to the sale of            common shares in this offering after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2019 would have been $            , or $            per common share. This represents an immediate increase in net tangible book value of $            per common share to our existing holders and an immediate decrease in net tangible book value of $            per common share to new investors in this offering.

Dilution per common share to new investors is determined by subtracting as-adjusted net tangible book value per common share after giving effect to this offering from the public offering price per common share paid by new investors. The following table illustrates this dilution on a per common share basis.

Assumed public offering price per common share		$
Net tangible book value per common share as of June 30, 2019	$3.32
Increase in net tangible book value per common share attributable to the offering

As adjusted net tangible book value per common share after giving effect to the offering

Dilution per common share to new investors participating in the offering		$

The number of our common shares to be outstanding immediately after this offering is based on 23,393,287 common shares outstanding as of June 30, 2019, and excludes:

•	3,282,510 common shares issuable upon the exercise of share options outstanding as of June 30, 2019 at a weighted average exercise price of €13.27 per share;

•	76,972 common shares issuable upon the vesting of restricted share units outstanding as of June 30, 2019; and

•

810,334 common shares reserved for future issuance under our 2016 Incentive Award Plan, or the 2016 Plan, and common shares that may become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan.

The foregoing table does not give effect to the exercise of any outstanding options or vesting of any unvested restricted share units. To the extent options are exercised or restricted share units vest, there may be further dilution to new investors.

DESCRIPTION OF SHARE CAPITAL

Set forth below is a summary of certain information concerning our share capital. Because the following is only a summary, it does not contain all of the information that may be important to you.

Share Capital

Common Shares

As of June 30, 2019, our issued share capital was €2,105,395.83 comprised of 23,393,287 common shares, nominal value €0.09 per share. As of June 30, 2019, our authorized share capital was comprised of 45,000,000 common shares and 45,000,000 preferred shares.

Preferred Shares

On May 24, 2016, we entered into a call option agreement with an independent foundation (stichting) under Dutch law called Stichting Continuïteit Merus, or the Protective Foundation, which agreement was most recently amended on August 27, 2018, pursuant to which the Protective Foundation would be allowed to acquire a number of preferred shares, which number is equal to the lesser of the following numbers: (i) the total number of shares (of whichever class) of our issued capital held by third parties immediately prior to the issuance of such preferred shares less the number of preferred shares already held by the Protective Foundation at that time (if any) and less one; or (ii) the maximum number of preferred shares that may be issued under our authorized capital as included in the Articles of Association, without approval by our general meeting of shareholders or our board of directors. As of June 30, 2019, there were no preferred shares outstanding, and we have no present plans to issue any preferred shares other than pursuant to an exercise by the Protective Foundation of its rights under the call option agreement.

History of Share Capital

Since January 1, 2016, our issued share capital has changed as provided below.

On March 16, 2016, we issued 12,107 common shares upon the exercise of options by the former Chairman of our board of directors (through the STAK) for aggregate consideration of €23,317 in cash.

On May 6, 2016, we effected a 1-for-1.80 reverse share split of our common shares and all classes of our preferred shares issued at that time.

On May 19, 2016, in connection with the listing of our common shares on The Nasdaq Global Market, or Nasdaq, we effected a conversion of all issued and outstanding preferred shares into 8,627,712 common shares, and we issued a total of 1,312,718 common shares to holders of our preferred shares in satisfaction of accrued and unpaid dividends.

On May 24, 2016, we issued 5,500,000 common shares upon the closing of the initial public offering of our common shares, or IPO, at a price per share of $10.00. On May 26, 2016, we issued 639,926 common shares upon the exercise in part of the underwriters’ option to purchase additional shares. We received aggregate net proceeds of $53.3 million, after deducting underwriting discounts and commissions and offering expenses payable by us, from our IPO and the exercise of the underwriters’ option to purchase additional shares.

On January 23, 2017, we issued 3,200,000 common shares to Incyte Corporation at price per share of $25.00, for an aggregate purchase price of $80.0 million.

In January 2017, we issued 96,816 common shares upon the exercise of options by directors, officers, and employees for aggregate consideration of €189,574 in cash and granted 214,096 restricted share units, or RSUs.

In February 2017, we issued 8,846 common shares upon the exercise of options by directors, officers, and employees for aggregate consideration of €18,865 in cash.

In May 2017, we issued 783 common shares upon the exercise of options by employees for aggregate consideration of €1,511 in cash.

In June 2017, we issued 4,424 common shares upon the exercise of options by employees for aggregate consideration of €16,858 in cash.

In July 2017, we issued 7,331 common shares upon the vesting of RSUs.

In September 2017, we issued 5,556 common shares upon the exercise of options by an employee for aggregate consideration of €10,723 in cash.

In October 2017, we issued 20,241 common shares upon the exercise of options by an employee for aggregate consideration of €69,088 in cash.

In January 2018, we issued 6,876 common shares upon the exercise of options by employees for aggregate consideration of €13,271 in cash and we issued 48,639 common shares upon the vesting of RSUs.

In February 2018, we issued 27,165 common shares upon the exercise of options by employees for aggregate consideration of €52,428 in cash and we issued 4,055 common shares upon the vesting of RSUs.

On February 15, 2018, we issued 3,099,997 common shares to certain new and existing investors at price per share of $18.00, for an aggregate purchase price of $55.8 million.

In July 2018, we issued 47,279 common shares upon the exercise of options by employees for aggregate consideration of €583,111 in cash.

In August 2018, we issued 1,750 common shares upon the exercise of options by employees for aggregate consideration of €23,865 in cash.

In September 2018, we issued 40,564 common shares upon the exercise of options by employees for aggregate consideration of €97,598 in cash.

In October 2018, we issued 12,254 common shares upon the exercise of options by employees for aggregate consideration of €106,179 in cash.

In December 2018, we issued 600,000 common shares to Regeneron Pharmaceuticals Inc. at a price per share of $25.00, for an aggregate purchase price of $15.0 million, or €13.1 million.

From March 2018 through December 2018, we issued 4,055 common shares upon the vesting of RSUs each month.

In January 2019, we issued 7,134 common shares upon the exercise of options by officers and employees for aggregate consideration of €22,406 in cash and issued 4,055 common shares upon the vesting of RSUs.

In February 2019, we issued 1,379 common shares upon the exercise of options by employees for aggregate consideration of €2,661 in cash and issued 4,055 common shares upon the vesting of RSUs.

From March 2019 through May 2019, we issued 4,055 common shares upon the vesting of RSUs each month.

In June 2019, we issued 1,467 common shares upon the exercise of options by employees for aggregate consideration of €2,831 in cash and issued 4,055 common shares upon the vesting of RSUs.

In July 2019, we issued 2,100 common shares upon the exercise of options by employees for aggregate consideration of €14,803 in cash and issued 4,055 common shares upon vesting of RSUs.

From August 2019 through September 2019, we issued 4,055 common shares upon vesting of RSUs each month

Options

We have established equity incentive plans pursuant to which we have issued options to purchase common shares and RSUs to employees and directors. As of June 30, 2019, there were options and RSUs outstanding for 3,359,482 common shares.

The table below summarizes our share options outstanding as of June 30, 2019 that we have granted to our directors and our employees pursuant to our equity incentive plans. Share options granted under the Merus B.V. 2010 Employee Option Plan have a term of eight years from grant date and share options granted under the Merus N.V. Incentive Award 2016 Plan, as amended, have a term of ten years from grant date.

Share Options Granted Under the

Merus B.V. 2010 Employee Option Plan

Grant Date	Number of Share Options	Exercise Price Per Share Option
July 1, 2009 (employee)	556	€13.50
October 1, 2009 (employee)	444	€13.50
June 4, 2010 (officers and employees)	75,600	€1.93
August 17, 2010 (officer)	7,556	€1.93
September 15, 2010 (director and employee)	3,223	€1.93
May 1, 2011 (employee)	333	€1.93
September 9, 2011 (director)	1,042	€1.93
November 3, 2011 (employees)	1,399	€1.93
November 4, 2011 (director)	2,778	€1.93
September 4, 2012 (officers and employees)	29,050	€1.93
October 18, 2012 (directors)	3,820	€1.93
June 17, 2013 (employees)	10,493	€1.93
June 17, 2014 (officers and employees)	34,008	€1.93
July 17, 2014 (directors)	8,022	€1.93
March 16, 2015 (officers and employees)	167,233	€1.93
June 4, 2015 (directors)	36,944	€5.94
August 21, 2015 (directors)	36,632	€7.20
October 30, 2015 (officers and employees)	432,766	€7.20
December 16, 2015 (officer)	98,085	€7.20
March 21, 2016 (directors)	25,112	€8.46

Share Options Granted Under the

Merus N.V. 2016 Incentive Award Plan, as amended

Grant Date	Number of Share Options	Exercise Price Per Share Option
May 18, 2016 (directors)	68,000	€8.87
October 29, 2016 (officer)	219,890	$18.41
November 1, 2016 (officer)	183,241	$16.80
January 1, 2017 (officers)	707,734	$21.11
January 17, 2017 (employees)	74,450	$24.00
February 15, 2017 (employee)	50,000	$25.90
March 13, 2017 (employee)	20,000	$29.29
March 27, 2017 (employee)	1,300	$25.00
April 13, 2017 (employee)	7,000	$19.38
May 24, 2017 (directors)	33,900	$18.23
May 29, 2017 (employees)	31,700	$19.17
July 1, 2017 (employee)	20,000	$15.85
October 4, 2017 (employee)	14,149	$20.80
November 9, 2017 (employees)	54,500	$15.95
February 21, 2018 (employees and officers)	435,468	$17.94
April 4, 2018 (officer)	14,000	$18.25
June 25, 2018 (advisor)	5,040	$20.30
June 28, 2018 (director)	12,500	$21.13
July 4, 2018 (advisor)	5,040	$24.48
July 20, 2018 (director)	29,898	$23.30
August 1, 2018 (advisor)	10,080	$22.30
August 19, 2018 (employees)	39,450	$19.10
October 24, 2018 (employees)	55,000	$14.01
November 5, 2018 (director)	7,669	$14.83
November 16, 2018 (employee)	4,200	$14.06
January 10, 2019 (director)	17,000	$14.39
February 20, 2019 (officers and employees)	842,071	$11.16
March 19, 2019 (director)	17,000	$12.54
March 21, 2019 (employees)	5,600	$12.89
April 23, 2019 (employees)	1,800	$15.09
May 1, 2019 (employees)	26,400	$15.67
May 28, 2019 (employee)	10,000	$13.02
June 3, 2019 (employees)	11,800	$13.74
June 6, 2019 (employees)	23,300	$13.23
June 12, 2019 (directors)	51,000	$13.35
June 24, 2019 (employees)	3,700	$14.09

Restricted Share Units Granted Under the

Merus N.V. 2016 Incentive Award Plan, as amended

Grant Date	Number of Share Subject to Vesting
January 1, 2017 (officers)	214,096

CERTAIN MATERIAL TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a description of certain material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our common shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire our common shares. This discussion applies only to a U.S. Holder that holds our common shares as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, known as the Medicare contribution tax on net investment income, or any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code), and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•

persons holding our common shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to our common shares;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”, or government organizations;

•	S corporations or entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts;

•	persons who acquired our common shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons that own or are deemed to own ten percent or more of our shares by vote or value; and

•	persons holding our common shares in connection with a trade or business conducted outside the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of our common shares.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the Netherlands and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our common shares who is eligible for the benefits of the Treaty and is:

(1)	a citizen or individual resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)

a trust that (a) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our common shares in their particular circumstances.

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Rules,” distributions paid on our common shares, other than certain pro rata distributions of our common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment may not apply if we are treated as a PFIC with respect to the U.S. Holder in the taxable year of the distribution or the preceding taxable year. The amount of a dividend will include any amounts withheld by us in respect of Dutch income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of our common shares or rights to acquire our common shares) will be the fair market value of such property on the date of distribution.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Dutch income taxes withheld from dividends on our common shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Dutch income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of our common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held our common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if our common shares are treated as traded on an “established securities market” and the U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the United States Internal Revenue Service, or IRS), such holder will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If a U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Passive Foreign Investment Company Rules

Based on the current and anticipated value of our assets, including goodwill, and the current and anticipated composition of our income, assets and operations, we do not believe we will be a PFIC for U.S. federal income tax purposes for our current taxable year. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure U.S. Holders that the IRS will not take a contrary position. A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income; or

•	at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the equity.

A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change. In particular, the total value of our assets for purposes of the asset test generally will be calculated using the market price of our common shares, which may fluctuate considerably. Fluctuations in the market price of our common shares may result in our being a PFIC for any taxable year. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise in any offering, including the proceeds from this offering.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns such common shares, regardless of whether we continue to meet the tests described above unless (1) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (2) the U.S. Holder makes a QEF Election (defined below) with respect to taxable years in which we are a PFIC.

If we are a PFIC for any taxable year, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” that they receive and any gain they realize from a sale or other disposition (including a pledge) of our common shares. Distributions U.S. Holders receive in a taxable year that are greater than 125% of the average annual distributions they received during the shorter of the three preceding taxable years or their holding period for our common shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over their holding period for our common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of our common shares cannot be treated as capital, even if U.S. Holders hold our common shares as capital assets.

Certain elections may be available that would result in alternative treatments. U.S. Holders can avoid the interest charge on excess distributions or gain relating to our common shares by making a mark-to-market election with respect to our common shares, provided that our common shares are “marketable.” Our common shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. The adverse consequences of owning stock in a PFIC could also be mitigated if a U.S. Holder makes a valid “qualified electing fund” election, or QEF election, which, among other things, would require a U.S. Holder to include currently in income its pro rata share of the PFIC’s net capital gain and ordinary earnings, based on earnings and profits as determined for U.S. federal income tax purposes.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

If we are or become a PFIC, U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the ownership and disposition of our common shares and the potential availability of a mark-to-market or QEF election.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to our common shares, subject to certain exceptions (including an exception for our common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of our common shares.

UNDERWRITING

Citigroup Global Markets Inc. and Jefferies LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Common Shares
Citigroup Global Markets Inc.
Jefferies LLC
Kempen & Co U.S.A., Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the common shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the common shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the common shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $         per share. If all the common shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. Sales of the common shares made outside of the United States may be made by affiliates of the underwriters

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $9.0 million of additional common shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We and our officers, directors and certain of our shareholders have agreed that, subject to specified limited exceptions, we and they will not for a period of 90 days from the date of this prospectus supplement, without the prior written consent of Citigroup Global Markets Inc. and Jefferies LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), directly or indirectly, or hedge any shares or any securities convertible into or exchangeable for our common shares. Citigroup Global Markets Inc. and Jefferies LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The common shares are listed on the Nasdaq Global Market under the symbol “MRUS.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by Merus N.V.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that our total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $450,000. We have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering in an amount up to $30,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In addition, in connection with this offering, some of the underwriters (and selling group members) may engage in passive market making transactions in the common shares on the Nasdaq Global Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the common shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area or EEA Member State, no shares have been offered or will be offered pursuant to the offering to the public in that EAA Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that EAA Member State or, where appropriate, approved in another EAA Member State and notified to the competent authority in that EAA Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that EEA Member State of any of our shares may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•

to fewer than 150, natural or legal persons, other than qualified investors as defined in the Prospectus Regulation, as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any offer of shares in any EEA Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1  of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The shares offered in this prospectus supplement may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the representatives are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the State of Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (1) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (2) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (1) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (2) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (3) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with this offering; (4) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (5) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we expect to incur in connection with this offering.

SEC registration fee*	$9,090
FINRA fee	$11,750
Printing expenses	$12,000
Legal fees and expenses	$272,000
Accounting fees and expenses	$135,000
Transfer agent fees and expenses	$5,000
Miscellaneous	$10,160

Total	$450,000

*	Previously paid in connection with our registration statement on Form F-3 (File No. 333-233367) filed on August 20, 2019.

LEGAL MATTERS

The validity of our common shares offered hereby and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. and certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Cooley LLP, New York, New York is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, included in the Annual Report on Form 20-F filed by Merus N.V. on April 3, 2019, have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the adoption of International Financial Reporting Standard 15 Revenue from Contracts with Customers. The registered offices of KPMG Accountants N.V. are located at Laan van Langerhuize 1, 1186 DS Amstelveen, the Netherlands.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, or the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov. Our internet address is www.merus.nl. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our internet address as an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 3, 2019.

•

Our Reports on Form 6-K filed with the SEC on May 23, 2019 (excluding Exhibit 2 thereto), June  14, 2019, July 31, 2019, Exhibit 1 to our Report on Form 6-K filed with the SEC on August 19, 2019, and our report on Form 6-K filed with the SEC on November 4, 2019.

•

The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on May 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC, which shall be deemed incorporated by reference into this prospectus supplement when filed, and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Merus N.V.

Yalelaan 62

3584 CM Utrecht

The Netherlands

+31 85 016 2500

PROSPECTUS

$250,000,000

Common Shares

Preferred Shares

Warrants

Units

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell or otherwise dispose of the securities described in this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to the offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common shares are listed on The Nasdaq Global Market under the symbol “MRUS.” On August 19, 2019, the last reported sale price of our common shares on The Nasdaq Global Market was $18.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2019.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. We have not authorized any other person to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Merus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Merus N.V. and its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable securities.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements presented or incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in euros and in accordance with IFRS as issued by the IASB. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. All references in this prospectus to “$” and “U.S. dollars” mean U.S. dollars and all references to “€” mean euros, unless otherwise noted.

ABOUT THE COMPANY

We are a clinical-stage immuno-oncology company developing innovative bispecific antibody therapeutics. Our pipeline of full-length human bispecific antibody candidates, which we refer to as Biclonics®, are generated from our Biclonics® technology platform, which is able to generate a diverse array of antibody-heavy chains against virtually any target, paired with a common light chain. Two heavy chains paired with a common light chain can be combined to produce novel bispecific antibodies that bind to a diverse array of targets and display differentiated biology. By binding to two different targets, Biclonics® can provide a variety of mechanisms of action. We are developing MCLA-128 for the treatment of HER2-expressing solid tumors and other solid tumors, MCLA-117 for the treatment of acute myeloid leukemia, MCLA-158 for the potential treatment of solid tumors and MCLA-145, which is being developed in collaboration with Incyte Corporation, for the potential treatment of solid tumors. We also have a pipeline of proprietary antibody candidates in preclinical development.

Our principal executive offices are located at Yalelaan 62, 3584 CM Utrecht, the Netherlands. Our telephone number at this address is +31 30 253 8800.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering of our common shares, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our common shares held by non-affiliates exceeds $700 million as of the end of the second quarter of the fiscal year and (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus and the documents incorporated herein can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and in the documents incorporated herein include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those referenced under the section titled “Risk Factors” in this prospectus. Forward-looking statements include, but are not limited to, statements about:

•	our operations as a clinical-stage company with a limited operating history and a history of operating losses;

•	uncertainty about the initiation, timing, progress and results of clinical trials of our bispecific antibody candidates, including regarding when results of such trials will be made public;

•	our expectations related to payments and clinical development under our collaboration agreement with Incyte Corporation, or Incyte;

•	our clinical development plans for MCLA-128, MCLA-117, MCLA-158, and MCLA-145;

•

research and/or development of preclinical programs being co-developed with Incyte, Simcere Pharmaceutical Group, and Betta Pharmaceuticals Co. Ltd, or Betta, and for other bispecific antibody candidates;

•	the timing or likelihood of regulatory filings and approvals for any of our bispecific antibody candidates;

•	our ability to establish sales, marketing and distribution capabilities for any of our bispecific antibody candidates for which we may obtain regulatory approval;

•	our ability to establish and maintain manufacturing arrangements for our bispecific antibody candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our bispecific antibody candidates and related technology;

•	our ability to defend against any claims by third parties that we are infringing upon their intellectual property rights;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

•	the rate and degree of market acceptance of our bispecific antibody candidates;

•	the impact of government laws and regulations on our business;

•	our competitive position; and

•	other risk factors under “Risk Factors” in this prospectus or included in the documents incorporated by reference into this prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference into this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019 derived from our unaudited financial statements incorporated by reference into this prospectus:

(euro in thousands)
Cash and cash equivalents	€131,993

Shareholders’ equity:
Issued capital:
Common shares	2,105
Share premium	264,878
Accumulated loss	(190,214)

Total equity (deficit)	76,769

Total capitalization	€76,769

The table above excludes:

•	3,282,510 common shares issuable upon the exercise of share options outstanding as of June 30, 2019 at a weighted average exercise price of €13.27 per share;

•	76,972 common shares issuable upon the vesting of restricted share units outstanding as of June 30, 2019; and

•

810,334 common shares reserved for future issuance under our 2016 Incentive Award Plan, or the 2016 Plan, and common shares that may become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of Dutch law. Because the following is only a summary, it does not contain all of the information that may be important to you. The summary includes certain references to and descriptions of material provisions of our articles of association and Dutch law in effect as of the date of this prospectus. The summary below does not purport to be complete and is qualified in its entirety by reference to applicable Dutch law and our articles of association, which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

We were incorporated on June 16, 2003 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. In connection with the initial public offering of our common shares, we converted into a Dutch public company with limited liability (naamloze vennootschap).

We are registered with the Dutch Trade Register (handelsregister) under number 30189136. Our corporate seat is in Utrecht, the Netherlands, and our registered office is Yalelaan 62, 3584 CM Utrecht, the Netherlands.

Share Capital

Common Shares

As of June 30, 2019, our issued share capital was €2,105,395.83 comprised of 23,393,287 common shares, nominal value €0.09 per share. As of June 30, 2019, our authorized share capital was comprised of 45,000,000 common shares and 45,000,000 preferred shares, nominal value €0.09 per share.

Preferred Shares

On May 24, 2016, we entered into a call option agreement with an independent foundation (stichting) under Dutch law called Stichting Continuïteit Merus, or the Protective Foundation, which agreement was most recently amended on August 27, 2018, pursuant to which the Protective Foundation would be allowed to acquire a number of preferred shares, which number is equal to the lesser of the following numbers: (i) the total number of shares (of whichever class) of our issued capital held by third parties immediately prior to the issuance of such preferred shares less the number of preferred shares already held by the Protective Foundation at that time (if any) and less one; or (ii) the maximum number of preferred shares that may be issued under our authorized capital as included in the Articles of Association, without approval by our general meeting of shareholders or our board of directors. As of June 30, 2019, there were no preferred shares outstanding, and we have no present plans to issue any preferred shares other than pursuant to an exercise by the Protective Foundation of its rights under the call option agreement.

History of Share Capital

Since January 1, 2016, our issued share capital has changed as provided below.

On March 16, 2016, we issued 12,107 common shares upon the exercise of options by the former Chairman of our board of directors (through the STAK) for aggregate consideration of €23,317 in cash.

On May 6, 2016, we effected a 1-for-1.80 reverse share split of our common shares and all classes of our preferred shares issued at that time.

On May 19, 2016, in connection with the listing of our common shares on The Nasdaq Global Market, or Nasdaq, we effected a conversion of all issued and outstanding preferred shares into 8,627,712 common shares, and we issued a total of 1,312,718 common shares to holders of our preferred shares in satisfaction of accrued and unpaid dividends.

On May 24, 2016, we issued 5,500,000 common shares upon the closing of the initial public offering of our common shares, or IPO, at a price per share of $10.00. On May 26, 2016, we issued 639,926 common shares upon the exercise in part of the underwriters’ option to purchase additional shares. We received aggregate net proceeds of $53.3 million, after deducting underwriting discounts and commissions and offering expenses payable by us, from our IPO and the exercise of the underwriters’ option to purchase additional shares.

On January 23, 2017, we issued 3,200,000 common shares to Incyte Corporation at price per share of $25.00, for an aggregate purchase price of $80.0 million.

In January 2017, we issued 96,816 common shares upon the exercise of options by directors, officers, and employees for aggregate consideration of €189,574 in cash and granted 214,096 restricted share units, or RSUs.

In February 2017, we issued 8,846 common shares upon the exercise of options by directors, officers, and employees for aggregate consideration of €18,865 in cash.

In May 2017, we issued 783 common shares upon the exercise of options by employees for aggregate consideration of €1,511 in cash.

In June 2017, we issued 4,424 common shares upon the exercise of options by employees for aggregate consideration of €16,858 in cash.

In July 2017, we issued 7,331 common shares upon the vesting of RSUs.

In September 2017, we issued 5,556 common shares upon the exercise of options by an employee for aggregate consideration of €10,723 in cash.

In October 2017, we issued 20,241 common shares upon the exercise of options by an employee for aggregate consideration of €69,088 in cash.

In January 2018, we issued 6,876 common shares upon the exercise of options by employees for aggregate consideration of €13,271 in cash and we issued 48,639 common shares upon the vesting of RSUs.

In February 2018, we issued 27,165 common shares upon the exercise of options by employees for aggregate consideration of €52,428 in cash and we issued 4,055 common shares upon the vesting of RSUs.

On February 15, 2018, we issued 3,099,997 common shares to certain new and existing investors at price per share of $18.00, for an aggregate purchase price of $55.8 million.

In July 2018, we issued 47,279 common shares upon the exercise of options by employees for aggregate consideration of €583,111 in cash.

In August 2018, we issued 1,750 common shares upon the exercise of options by employees for aggregate consideration of €23,865 in cash.

In September 2018, we issued 40,564 common shares upon the exercise of options by employees for aggregate consideration of €97,598 in cash.

In October 2018, we issued 12,254 common shares upon the exercise of options by employees for aggregate consideration of €106,179 in cash.

In December 2018, we issued 600,000 common shares to Regeneron Pharmaceuticals Inc. at a price per share of $25.00, for an aggregate purchase price of $15.0 million, or €13.1 million.

From March 2018 through December 2018, we issued 4,055 common shares upon the vesting of RSUs each month.

In January 2019, we issued 7,134 common shares upon the exercise of options by officers and employees for aggregate consideration of €22,406 in cash and issued 4,055 common shares upon the vesting of RSUs.

In February 2019, we issued 1,379 common shares upon the exercise of options by employees for aggregate consideration of €2,661 in cash and issued 4,055 common shares upon the vesting of RSUs.

From March 2019 through May 2019, we issued 4,055 common shares upon the vesting of RSUs each month.

In June 2019, we issued 1,467 common shares upon the exercise of options by employees for aggregate consideration of €2,831 in cash and issued 4,055 common shares upon the vesting of RSUs.

Options

We have established equity incentive plans pursuant to which we have issued options to purchase common shares and RSUs to employees and directors. As of June 30, 2019, there were options and RSUs outstanding to purchase 3,359,482 common shares.

The table below summarizes our share options outstanding as of June 30, 2019 that we have granted to our directors and our employees pursuant to our equity incentive plans. Share options granted under the Merus B.V. 2010 Employee Option Plan, or the 2010 Plan, have a term of eight years from grant date and share options granted under the 2016 Plan have a term of ten years from grant date.

Share Options Granted Under the

Merus B.V. 2010 Employee Option Plan

Grant Date	Number of Share Options	Exercise Price Per Share Option
July 1, 2009 (employee)	556	€13.50
October 1, 2009 (employee)	444	€13.50
June 4, 2010 (officers and employees)	75,600	€1.93
August 17, 2010 (officer)	7,556	€1.93
September 15, 2010 (director and employee)	3,223	€1.93
May 1, 2011 (employee)	333	€1.93
September 9, 2011 (director)	1,042	€1.93
November 3, 2011 (employees)	1,399	€1.93
November 4, 2011 (director)	2,778	€1.93
September 4, 2012 (officers and employees)	29,050	€1.93
October 18, 2012 (directors)	3,820	€1.93
June 17, 2013 (employees)	10,493	€1.93
June 17, 2014 (officers and employees)	34,008	€1.93
July 17, 2014 (directors)	8,022	€1.93
March 16, 2015 (officers and employees)	167,233	€1.93
June 4, 2015 (directors)	36,944	€5.94
August 21, 2015 (directors)	36,632	€7.20
October 30, 2015 (officers and employees)	432,766	€7.20
December 16, 2015 (officer)	98,085	€7.20
March 21, 2016 (directors)	25,112	€8.46

Share Options Granted Under the

Merus N.V. 2016 Incentive Award Plan, as amended

Grant Date	Number of Share Options	Exercise Price Per Share Option
May 18, 2016 (directors)	68,000	€8.87
October 29, 2016 (officer)	219,890	$18.41
November 1, 2016 (officer)	183,241	$16.80
January 1, 2017 (officers)	707,734	$21.11
January 17, 2017 (employees)	74,450	$24.00
February 15, 2017 (employee)	50,000	$25.90
March 13, 2017 (employee)	20,000	$29.29
March 27, 2017 (employee)	1,300	$25.00
April 13, 2017 (employee)	7,000	$19.38
May 24, 2017 (directors)	33,900	$18.23
May 29, 2017 (employees)	31,700	$19.17
July 1, 2017 (employee)	20,000	$15.85
October 4, 2017 (employee)	14,149	$20.80
November 9, 2017 (employees)	54,500	$15.95
February 21, 2018 (employees and officers)	435,468	$17.94
April 4, 2018 (officer)	14,000	$18.25
June 25, 2018 (advisor)	5,040	$20.30
June 28, 2018 (director)	12,500	$21.13
July 4, 2018 (advisor)	5,040	$24.48
July 20, 2018 (director)	29,898	$23.30
August 1, 2018 (advisor)	10,080	$22.30
August 19, 2018 (employees)	39,450	$19.10
October 24, 2018 (employees)	55,000	$14.01
November 5, 2018 (director)	7,669	$14.83
November 16, 2018 (employee)	4,200	$14.06
January 10, 2019 (director)	17,000	$14.39
February 20, 2019 (officers and employees)	842,071	$11.16
March 19, 2019 (director)	17,000	$12.54
March 21, 2019 (employees)	5,600	$12.89
April 23, 2019 (employees)	1,800	$15.09
May 1, 2019 (employees)	26,400	$15.67
May 28, 2019 (employee)	10,000	$13.02
June 3, 2019 (employees)	11,800	$13.74
June 6, 2019 (employees)	23,300	$13.23
June 12, 2019 (directors)	51,000	$13.35
June 24, 2019 (employees)	3,700	$14.09

Restricted Share Units Granted Under the

Merus N.V. 2016 Incentive Award Plan, as amended

Grant Date	Number of Share Subject to Vesting
January 1, 2017 (officers)	214,096

Articles of Association

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

The general meeting of shareholders can only resolve to amend the Articles of Association at the proposal of the board of directors. A resolution by the general meeting of shareholders to amend the Articles of Association requires a simple majority of the votes cast.

Company’s Shareholders’ Register

We must keep our shareholders’ register accurate and up-to-date. The board of directors keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement of the transfer by or notification of the transfer to us as well as the amount paid on each share. The register also includes the names and addresses of those with a right to use and enjoyment in common shares belonging to another person (vruchtgebruik) or a pledge in respect of shares, as well as any other particulars which must be recorded in our shareholders’ register pursuant to Dutch law.

Corporate Objectives

Our corporate objectives are: (1) to develop products and services in the area of biotechnology, (2) to finance group companies or other parties, (3) to borrow, to lend to raise funds, including the issue of bonds, promissory notes or other financial instruments or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned, (4) to supply advice and to render services to group companies and other parties, (5) to render guarantees, to bind us, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties, (6) to incorporate, to participate in any way whatsoever in, to manage, to supervise and to hold any other interest in other entities, companies, partnerships and businesses, (7) to obtain, alienate, encumber, manage and exploit registered property and items of property in general, (8) to trade in currencies, securities and items of property in general, (9) to develop and trade in patent, trademarks, licenses, know-how and other intellectual property rights, and (10) to perform any and all activity of an industrial, financial or commercial nature and to do anything which in the broadest sense is connected with or may be conducive to the above-mentioned objects.

Limitation on Liability and Indemnification Matters

Under Dutch law, directors may be held liable by us or by third parties for damages in the event of improper or negligent performance of their duties, including as a result of infringement of our Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. We have also entered into agreements with our directors and our senior management to indemnify them against expenses and liabilities to the fullest extent permitted by law. These agreements provide, subject to certain exceptions, for indemnification for related expenses including, among other expenses, attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by any of these individuals in any action or proceeding. In addition, our Articles of Association provide for indemnification of our current and former directors (and such other of our current or former officer or employee as designated by our board of directors), including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to an indemnified officer (1) if a competent court or arbitral tribunal has established, without possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as an officer of the company or an unlawful or illegal act, (2) to the extent that his or her financial losses, damages and expenses are covered by insurance and the insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so) and (3) in relation to proceedings brought by such indemnified officer against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our Articles of Association or an agreement between such indemnified officer and us which has been approved by our board of directors. Furthermore, indemnification under our Articles of Association will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders’ Meetings and Consents

General Meeting

General meetings of shareholders are held in Utrecht, Amsterdam, Rotterdam, The Hague or in the municipality of Haarlemmermeer (Schiphol Airport), all of which are in the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the board of directors. An additional extraordinary general meeting of shareholders must also be held within three months after our board of directors has considered it to be likely that our shareholders’ equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If our board of directors has failed to ensure the annual general meeting of shareholders or the mandatory extraordinary general meeting of shareholders is held, each shareholder or others with meeting rights under Dutch law may be authorized by the competent Dutch court in preliminary relief proceedings to do so.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law, who jointly represent at least one-tenth of the issued capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.

General meetings of shareholders can be convened by a notice to be published in a Dutch daily newspaper with national circulation, which shall include an agenda stating the items to be voted and/or discussed and any other particulars required under Dutch law. The agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda, unless by a unanimous vote of all shareholders and others with voting rights.

In accordance with the Dutch Corporate Governance Code, or DCGC, shareholders are expected to exercise the right of requesting the convening of a general meeting of shareholders or of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (e.g., the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days after the board of directors is informed of the intentions of the shareholder(s). The board of directors should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, the board of directors should report its actions to the general meeting of shareholders. The response time may be invoked only once for any given general meeting of shareholders and may not be invoked for an agenda item in respect of which the response period has been invoked previously or for a general meeting of shareholders if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

The general meeting is presided over by the chairman of the board of directors. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote. For this purpose, those who have voting rights and/or meeting rights under Dutch law on the record date for a general meeting of shareholders (i.e., the 28th day prior to the meeting) and are recorded as such in a register designated by the board of directors shall be considered to have those rights, irrespective of whoever is entitled to the shares at the time of the general meeting of shareholders. The board of directors is free to determine, when convening a general meeting of shareholders, whether to apply a record date.

Quorum and Voting Requirements

Each common share and each preferred share carries the right to cast one vote at the general meeting of shareholders. This right can be exercised in person or by proxy. No vote may be cast at a general meeting of shareholders in respect of a share belonging to us or any of our subsidiaries or in respect of a share for which we or any of our subsidiaries holds the depository receipts. Persons with a right to the use and enjoyment of our shares held by another person and pledgees of shares belonging to us or our subsidiaries are not precluded from exercising their voting rights if the right to use and enjoyment or pledge was created before the relevant share belonged to us or one of our subsidiaries. We and our subsidiaries may not vote shares in respect of which we or any of our subsidiaries hold(s) a right of use and enjoyment or a pledge. Shares which cannot be voted pursuant to these rules will not be taken into account for the purpose of determining the number of votes cast, or the amount of the share capital that is represented, at a general meeting of shareholders.

In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to general meetings of shareholders. Quorum requirements will only apply pursuant to Dutch law in case of a limited number of situations. Decisions of the general meeting of shareholders are taken by a simple majority of votes cast, except where Dutch law or our Articles of Association provide for a qualified majority or unanimity.

Board of Directors

Election of Directors

Under our Articles of Association, the directors are appointed by the general meeting of shareholders upon nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is overruled.

At a general meeting of shareholders, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Duties and Liabilities of Directors

Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting of shareholders.

Dividends and Other Distributions

Amount Available for Distribution

As a Dutch public company with limited liability (naamloze vennootschap), we may only make distributions to the extent that our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law. Under our Articles of Association, a dividend is first paid out of the profit, if available for distribution, with respect to any preferred shares. After that, the board of directors shall determine which part of the remaining profit shall be added to our reserves. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders for distribution on our common shares. However, a distribution to the holders of common shares can only be resolved upon by the general meeting upon a proposal of the board of directors.

We may only make a distribution of dividends after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends (or other interim distributions) without the approval of the general meeting of shareholders. The general meeting of shareholders, subject to certain requirements and a proposal to that effect made by the board of directors, may decide to make distributions from our distributable reserves. The board of directors, however, may resolve to charge amounts to be paid up on shares against our reserves, irrespective of whether those shares are issued to existing shareholders.

Dividends and other distributions shall be payable on such date and, if it concerns a distribution in cash, in such currency as determined by the board of directors. If it concerns a distribution in the form of assets, the board of directors shall determine the value attributed to such distribution for purposes of recording the distribution in our accounts with due observance of applicable law (including the applicable accounting principles). Claims to dividends and other distributions not paid within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). For the purpose of calculating the amount or allocation of any distribution, shares held by us in our own capital shall not be taken into account. No distribution shall be made to us in respect of shares held by us in our own capital.

We do not anticipate paying any cash dividends for the foreseeable future.

Squeeze out Procedures

Under Dutch law, a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber of the Amsterdam court of Appeal, or Enterprise Chamber. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise

Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the shareholder acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to such shareholder. Unless the addresses of all of them are known to the acquiring shareholder, such shareholder is required to publish the same in a Dutch daily newspaper with a national circulation.

Protective measures

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. Our governance arrangements include several provisions that may have the effect of making a takeover of our company more difficult or less attractive. In this respect, our general meeting of shareholders has granted the right to the Protective Foundation to acquire preferred shares pursuant to a call option agreement entered into on May 6, 2016, or the call option agreement, which agreement was most recently amended on August 27, 2018. This call option is continuous in nature and can be exercised repeatedly on multiple occasions. If the Protective Foundation exercises the call option pursuant to the call option agreement, a number of preferred shares, which number is equal to the lesser of the following numbers: (i) the total number of shares (of whichever class) of our issued capital held by third parties immediately prior to the issuance of such preferred shares less the number of preferred shares already held by the Protective Foundation at that time (if any) and less one; or (ii) the maximum number of preferred shares that may be issued under our authorized capital as included in the Articles of Association, will be issued to the Protective Foundation. These preferred shares will be issued to the Protective Foundation under the obligation to pay up to 25% of their nominal value upon issuance. In order for the Protective Foundation to finance the issue price in relation to the preferred shares, the Protective Foundation intends to enter into a finance arrangement with a bank. As an alternative to securing financing with a bank, subject to applicable restrictions under Dutch law, the call option agreement provides that the Protective Foundation may request us (1) to provide, or cause our subsidiaries to provide, sufficient funding to the Protective Foundation to enable it to satisfy the payment obligation (or part thereof) in cash and/or (2) to charge an amount equal to the payment obligation (or part thereof) against our profits and/or reserves in satisfaction of such payment obligation. The Protective Foundation’s Articles of Association provide that it will promote and protect the best interests of us, our associated business and our stakeholders and opposing influences that conflict with these interests and threaten our strategy, continuity, independence and/or identity. These influences may include a third party acquiring a significant percentage of our common shares, the announcement of an unsolicited public offer for our common shares, other concentration of control over our common shares or any other form of undue pressure on us to alter our strategic policies. The Protective Foundation is structured to operate independently of us.

As indicated above, if the Protective Foundation would exercise its call option, the preferred shares to be issued pursuant thereto shall be issued against the obligation to pay up to 25% of their nominal value. The voting rights of our shares are based on nominal value and, as we expect our common shares to trade substantially in excess of nominal value, preferred shares issued at 25% of their nominal value can carry significant voting power for a substantially reduced price compared to the price of our common shares and thus can be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a pre-determined rate.

The Protective Foundation would be expected to require us to cancel its preferred shares once the perceived threat to the company and its stakeholders has been removed or sufficiently mitigated or neutralized. However, subject to the same limitations described above, the Protective Foundation would continue to have the right to exercise the call option in the future in response to a new threat to the interests of us, our business and our stakeholders from time to time.

In addition, our Articles of Association contain certain provisions which might have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us. These provisions include:

•

requirements that certain shareholder matters, including the amendment of our Articles of Association may only be voted on by the general meeting of shareholders at the proposal of our board of directors;

•

a provision that our directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital if such removal is not proposed by our board of directors; and

•

our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination).

Also, we have implemented staggered terms of our directors, as a result of which our directors are not all subject to election in any one year.

Comparison of Dutch Corporate Law and Our Articles of Association and U.S. Corporate Law

The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code, and Delaware corporation law, including the Delaware General Corporation Law.

Corporate Governance

Duties of Directors

The Netherlands.  We have a one-tier board structure consisting of one or more executive directors and one or more non-executive directors. Under Dutch law, the board of directors as a collective is responsible for the management and the strategy, policy and operations of the company. See “—Board of Directors—Duties and Liabilities of Directors.”

Delaware.  The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director Terms

The Netherlands.  The DCGC provides the following best practice recommendations on the terms for directors’ service:

•	Executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms executive directors may serve.

•

Non-executive directors should be appointed for two consecutive periods of no more than four years. Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that any reappointment after an eight-year term of office should be disclosed and explained in the company’s annual board report.

Our executive director currently has an employment agreement with us for an indefinite period of time.

The general meeting of shareholders shall at all times be entitled to suspend or remove a director. Under our Articles of Association, the general meeting of shareholders may only adopt a resolution to suspend or remove such director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which case a simple majority of the votes cast is sufficient.

Delaware.  The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director Vacancies

The Netherlands.  Under Dutch law, directors are appointed and reappointed by the general meeting of shareholders. Under our Articles of Association, directors are appointed by the general meeting of shareholders upon the binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is overruled.

Under our Articles of Association, a resolution of the general meeting of shareholders to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Delaware.  The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

The Netherlands.  Under Dutch law and our Articles of Association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a conflict of interest with us. Our Articles of Association provide that if as a result thereof no resolution of the board of directors can be adopted, the resolution can nonetheless be adopted by the board of directors as if none of the directors had a conflict of interest. In that case, each director is entitled to participate in the discussion and decision-making process and to cast a vote.

The DCGC provides the following best practice recommendations in relation to conflicts of interests:

•

a director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such director to the other directors without delay, providing all relevant information in relation to the conflict;

•	the board of directors should then decide, outside the presence of the director concerned, whether there is a conflict of interest;

•	transactions in which there is a conflict of interest with a director should be agreed on arms’ length terms; and

•

a decision to enter into such a transaction in which there is a conflict of interest with a director that is of material significance to the company and/or to such director shall require the approval of the board of directors, and such transactions should be disclosed in the company’s annual board report.

Delaware.  The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors

The Netherlands.  An absent director may issue a proxy for a specific board meeting but only to another director in writing (including in electronic form).

Delaware.  A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Rights

Voting Rights

The Netherlands.  In accordance with Dutch law and our Articles of Association, each issued common share confers the right to cast one vote at the general meeting of shareholders. No vote may be cast at a general meeting of shareholders in respect of a share belonging to us or any of our subsidiaries or in respect of a share for which we or any of our subsidiaries holds the depository receipts. Persons with a right to the use and enjoyment of our shares held by another person and pledgees of shares belonging to us or our subsidiaries are not precluded from exercising their voting rights if the right to use and enjoyment or pledge was created before the relevant share belonged to us or one of our subsidiaries. We and our subsidiaries may not vote shares in respect of which we or any of our subsidiaries hold(s) a right of use and enjoyment or a pledge. Shares which cannot be voted pursuant to these rules will not be taken into account for the purpose of determining the number of votes cast, or the amount of the share capital that is represented, at a general meeting of shareholders.

For each general meeting of shareholders, the board of directors may apply a record date in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

Delaware.  Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

The Netherlands.  Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever required under Dutch law or whenever our board of directors deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.

Also, under our Articles of Association, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing and received by us at least 60 days before the day of the meeting. In accordance with the DCGC, shareholders are expected to exercise the right of requesting the convening of a general meeting of shareholders or of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (e.g., the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days after the board of directors is informed of the intentions of the shareholder(s). The board of directors should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, the board of directors should report its actions to the general meeting of shareholders. The response time may be invoked only once for any given general meeting of shareholders and may not be invoked for an agenda item in respect of which the response period has been invoked previously or for a general meeting of shareholders if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

Delaware.  Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

The Netherlands.  Our Articles of Association do not allow shareholders’ resolutions to be adopted in writing without holding a meeting of shareholders. However, holders of preferred shares may pass resolutions in writing instead of at a meeting by a unanimous vote of all shareholders concerned. These votes may be cast electronically.

Delaware.  Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

The Netherlands.  The concept of appraisal rights is not known as such under Dutch law.

However, pursuant to Dutch law a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. See “—Shareholder Vote on Certain Reorganizations—The Netherlands.”

Furthermore, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another Member State of the European Economic Area, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation is to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the cross-border merger.

Delaware.  The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder Suits

The Netherlands.  In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. If individual shareholders bring an action for damages against such a third party in their name, a court will under normal circumstances dismiss such a claim. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder could that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself can under the current state of the law not result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages. A new statutory regime that is currently expected to enter into force sometime in 2019 will remove the restrictions on seeking monetary damages on a collective basis while at the same time imposing additional requirements on collective action organizations as well as certain enhanced admissability thresholds for collective actions.

Delaware.  Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

The Netherlands.  Under Dutch law, a limited liability company may not subscribe for newly issued shares in its own capital. A limited liability company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and our Articles of Association, we may repurchase fully paid shares in our own capital for valuable consideration to the extent that (i) such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law and (ii) we would not as a result of such repurchase hold more than 50% of our own issued share capital, including shares held by our subsidiaries and shares in respect of which a pledge has been created in our favor.

Other than shares acquired for no valuable consideration, common shares may only be acquired following a resolution of our board of directors, acting pursuant to an authorization for the repurchase of shares granted by the general meeting of shareholders. An authorization by the general meeting of shareholders for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. At our annual general meeting of shareholders held on June 12, 2019, our board of directors was authorized, for a period of 18 months following the date of such meeting, to cause the repurchase of fully paid-up shares (or depository receipts for such shares) by us of up to 10% of our issued share capital (determined as at the close of business on the date of that meeting), for a price per share which is higher than nil and not exceeding 110% of the average closing price of our common shares on Nasdaq for the five trading days prior to the date the acquisition is agreed upon by us.

No authorization of the general meeting of shareholders is required if common shares are acquired by us with the intention of transferring such common shares to our employees (including employees of our group companies) under an applicable employee share purchase plan.

Delaware.  Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Protective Measures

The Netherlands.  Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. Our governance arrangements include several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

•

the authorization of a class of preferred shares that can be issued to the Protective Foundation upon the exercise by the Protective Foundation of its call option, in such a manner as to dilute the voting interest of any potential acquirer or activist;

•	the staggered terms of our directors, as a result of which our directors are not all subject to election in any one year;

•

a provision that our directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, if such removal is not proposed by our board of directors;

•	our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination); and

•

requirements that certain shareholder matters, including an amendment of our Articles of Association, may only be voted on by the general meeting of shareholders at the proposal of our board of directors.

Delaware.  In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•

after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

The Netherlands.  The board of directors should provide the general meeting of shareholders with all information requested by the general meeting of shareholders, unless this would be contrary to an overriding interest of ours. If the board of directors invokes an overriding interest, it must give its reasons.

Delaware.  Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Removal of Directors

The Netherlands.  The general meeting of shareholders shall at all times be entitled to suspend or remove a director. Under our Articles of Association, the general meeting of shareholders may only adopt a resolution to suspend or remove such a director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which latter case a simple majority of the votes cast is sufficient.

Delaware.  Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

The Netherlands.  Under Dutch law and our Articles of Association, in the event of an issuance of common shares, each holder of common shares will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to our employees or employees of our group companies, common shares issued against a contribution other than in cash, or common shares issued to a party exercising a previously acquired right to subscribe for such common shares). Under our Articles of Association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting of shareholders at the proposal of the board of directors.

The board of directors may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board of directors as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

At our annual general meeting of shareholders held on July 20, 2018, our board of directors was authorized for a period of five years from the date of such meeting to limit or exclude preemptive rights in connection with the issue of common shares or the granting of rights to subscribe for common shares pursuant to the use of the authorization also granted at such annual general meeting of shareholders to the board of directors to issue common shares and grant rights to subscribe for common shares up to our authorized share capital as included in our articles of association from time to time.

Under our Articles of Association, no preemptive rights apply in respect of preferred shares.

Delaware.  Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands.  Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends, interim dividends (or other interim distributions) and distributions from distributable reserves may only be made to the extent that shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital and the reserves that must be maintained under Dutch law or the company’s articles of association.

Under our Articles of Association, a dividend is first paid out of the profit, if available for distribution, with respect to any preferred shares. After that, the board of directors shall determine which part of the remaining profit shall be added to our reserves. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders for distribution on our common shares. However, a distribution to the holders of common shares can only be resolved upon by the general meeting at the proposal of the board of directors. We may only make a distribution of dividends after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends (or other interim distributions) without the approval of the general meeting of shareholders. The general meeting of shareholders, subject to certain requirements and a proposal to that effect made by the board of directors, may decide to make distributions from our distributable reserves. The board of directors, however, may resolve to charge amounts to be paid up on shares against our reserves, irrespective of whether those shares are issued to existing shareholders.

Dividends and other distributions shall be payable on such date and, if it concerns a distribution in cash, in such currency as determined by the board of directors. If it concerns a distribution in the form of assets, the board of directors shall determine the value attributed to such distribution for purposes of recording the distribution in our accounts with due observance of applicable law (including the applicable accounting principles). Claims to dividends and other distribution not paid within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). For the purpose of calculating the amount or allocation of any distribution, shares held by us in our own capital shall not be taken into account. No distribution shall be made to us in respect of shares held by us in our own capital.

Delaware.  Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common shares, property or cash.

Shareholder Vote on Certain Reorganizations

The Netherlands.  Under Dutch law, the general meeting of shareholders must approve resolutions of the board of directors relating to a material change in the identity or the character of the company or the business of the company, which includes:

•	a transfer of the business or virtually the entire business to a third party;

•

the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of far-reaching significance for the company; and

•

the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of the company’s assets according to its statement of financial position and explanatory notes or, if the company prepares a consolidated statement of financial position, according to its consolidated statement of financial position and explanatory notes in the last adopted annual accounts of the company.

Under Dutch law, a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of a company’s issued share capital may initiate proceedings against the company’s minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the shareholder acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to such shareholder. Unless the addresses of all of them are known to the acquiring shareholder, such shareholder is required to publish the same in a Dutch daily newspaper with a national circulation.

Delaware.  Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Directors

The Netherlands.  Under Dutch law, we must adopt a remuneration policy for our directors. Such remuneration policy, and changes thereto, shall be adopted by the general meeting of shareholders at the proposal of the board of directors. The board of directors determines the remuneration of the directors in accordance with the remuneration policy. Our executive directors may not participate in the discussions or decision-making regarding the remuneration of executive directors. A proposal by the board of directors with respect to remuneration schemes in the form of shares or rights to shares is submitted by the board of directors to the general meeting for its approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to the directors and the criteria for granting or amendment.

Our shareholders approved our Supervisory Board Member Compensation Program at a general meeting on May 6, 2016. At our annual general meeting of shareholders held on May 24, 2017, our shareholders approved amendments to such program, and the program was renamed the Non-Executive Director Compensation Program.

Delaware.  Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Dutch Corporate Governance Code

The DCGC contains both principles and best practice provisions for boards of directors, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a listed Dutch company incorporated under Dutch law, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report.

We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on Nasdaq.

The discussions below summarize the most important differences between our governance structure and the principles and best practices of the DCGC, as disclosed in our Dutch board report for the financial year 2018:

•	Risk management and internal audit function (best practice provisions 1.2.2, 1.3.1 and 1.3.2)

We have not established an internal audit department. Our board of directors is of the opinion that adequate alternative measures have been taken in the form of the company’s risk management and control systems and that it is presently not necessary to establish an internal audit function.

•	Remuneration (best practice provisions 3.1.2, 3.2.3, 3.3.2 and 3.3.3)

The options granted under the 2010 Plan vest in instalments over a four-year period from the grant date. Twenty-five percent of the options vest on the first anniversary of the vesting commencement date, and the remaining 75% of the options vest in 36 monthly instalments for each full month of continuous service provided by the option holder thereafter, such that 100% of the options shall become vested on the fourth anniversary of the vesting commencement date. The options granted are exercisable once vested. Options will lapse on the eighth anniversary of the date of grant. The options granted under the 2016 Plan will be subject to vesting in accordance with the applicable award agreement and will be exercisable upon vesting. The term of options granted under the 2016 Plan may not be longer than ten years. We do not intend to comply with all of the requirements under best practice provisions 3.1.2, 3.2.3, 3.3.2 and 3.3.3 of the DCGC as we believe it is in the best interest of the company to attract and retain highly skilled management board members on conditions based on market practice, as we believe these are.

Consistent with market practice in the United States, the primary trading jurisdiction of our common shares, and in order to further support our ability to attract and retain the right highly qualified candidates for a position on our board of directors, options awarded to our directors as part of their remuneration are subject to time-based vesting. The 2016 Plan under which shares may be granted (including to the executive directors) provides for the retention of shares for the time period specified in the applicable award agreement. We believe that shares held by the members of our board of directors should be retained for a certain period; however, such period may be shorter than five years.

Consistent with market practice in the United States, our non-executive directors receive rights to acquire common shares in our capital as part of their remuneration and may also receive other equity-based remuneration. We believe that such remuneration structure is appropriate due to our listing on Nasdaq.

Under circumstances, the severance payment to which our President & Chief Executive Officer might become entitled could exceed the maximum recommended by the DCGC. This deviation from the DCGC is justified as it is consistent with market practice in the United States.

•	Majority requirements for dismissal and setting-aside binding nominations (best practice provision 4.3.3)

Our directors are appointed by our general meeting of shareholders upon the binding nomination by our board of directors. Our general meeting of shareholders may only overrule the binding nomination by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital. In addition, except if proposed by our board of directors, our directors may be suspended or dismissed by our general meeting of shareholders at any time by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of the Company’s issued share capital. The possibility to convene a new general meeting of shareholders as referred to in Section 2:120(3) of the Dutch Civil Code in respect of these matters has been excluded in our articles of association. We believe that these provisions support the continuity of the company and its business and that those provisions, therefore, are in the best interests of our shareholders and our other stakeholders.

•	Attendance of board candidates at the general meeting of shareholders (best practice provision 4.1.8)

Due to conflicting appointments, Mr. Sandor and Mr. Lundberg could not be present at our annual general meeting of shareholders held on June 12, 2019, where they were formally appointed as non-executive directors, and Mr. Mehra and Mr. de Koning similarly could not be present where they were formally reappointed as non-executive directors.

Listing

Our common shares are listed on The Nasdaq Global Market under the symbol “MRUS.”

Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares or preferred shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of common shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred shares or common shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Merus.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preferred shares or common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred shares, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any trustee we may engage nor any agent of ours or of such trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common shares will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

EXCHANGE CONTROLS

Under the existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company. However, payment of dividends by us may be restricted by sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Dutch Sanctions Act 1977 (Sanctiewet 1977) or other legislation.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018 and in our Form 6-Ks incorporated by reference into this prospectus, no material changes have occurred since December 31, 2018.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$30,300
FINRA filing fee		$(1)
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Blue Sky, qualification fees and expenses		$(1)
Transfer agent fees and expenses		$(1)
Warrant agent fees and expenses		$(1)
Miscellaneous		$(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

The validity of our common shares, preferred shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. with its address at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. The validity of the warrants, units and certain other matters will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, included in the Annual Report on Form 20-F filed by Merus N.V. on April 3, 2019, have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the adoption of International Financial Reporting Standard 15 Revenue from Contracts with Customers. The registered offices of KPMG Accountants N.V. are located at Laan van Langerhuize 1, 1186 DS Amstelveen, the Netherlands.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Netherlands. A majority of our assets are located outside the United States. As of the date of this prospectus, the majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with the judgment of the relevant foreign court, provided that such judgment (i) is a final judgment and has been rendered by a court which has established its jurisdiction over the Dutch company on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of elementary principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands and (iv) is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code. If no leave to enforce is granted, claimants must litigate the claim again before a competent Dutch court.

Despite any generally recognized choice of law clause for a jurisdiction other than the Netherlands contained in an agreement, a court in the Netherlands (a) may apply overriding mandatory provisions of (i) Netherlands law and (ii) the law of the country where the obligations arising out of such agreement have to be or have been performed, in so far as those overriding mandatory provisions render the performance of such agreement unlawful, (b) may refuse application of a provision of the chosen law if application thereof is manifestly incompatible with the public policy (ordre public) of the Netherlands or the European Union, (c) may, in relation to the manner of performance of such agreement and the steps to be taken in the event of defective performance, have regard to the law of the country where performance of such agreement takes place and (d) will ignore the choice of law clause to the extent it relates to (i) an act of unfair competition or an act restricting free competition, (ii) infringement of an intellectual property right, or (iii) the proprietary aspects of a transfer of title or the granting of security and other proprietary rights.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov. Our internet address is www.merus.nl. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our internet address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 3, 2019.

•	Our Reports on Form 6-K filed with the SEC on May 23, 2019 , excluding Exhibit 2 thereto, and June 14, 2019 and Exhibit 1 to our Report on Form 6-K filed with the SEC on August 19, 2019.

•

The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on May 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC, which shall be deemed to incorporated by reference into this prospectus when file, and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Merus N.V.

Yalelaan 62

3584 CM Utrecht

The Netherlands

+31 30 253 8800

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information; Incorporation by Reference—Incorporation by Reference” above.

$60,000,000

Merus N.V.

Common Shares

PROSPECTUS SUPPLEMENT

                    , 2019

Joint Bookrunners

Citigroup	Jefferies

Co-Manager

Kempen